Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-101541 and Registration Statement No. 33-71130 on Form S-3 and Registration Statement Nos. 33-63059, 333-61969, 333-17451, 333-82787, 333-30272, and 333-63264 on Form S-8 of Black Hills Corporation of our report dated March 10, 2004 (which reports express unqualified opinions and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, and Emerging Issues Task Force Issue 02-3, Accounting for Contracts Involving Energy Trading and Risk Management Activities, effective January 1, 2003, Financial Accounting Standards Board Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities, effective December 31, 2003, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Annual Report on Form 10-K of Black Hills Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 10, 2004